Exhibit 99.1

JAKKS Pacific Reports Third Quarter 2017 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 26, 2017--JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Results

Net sales for third quarter 2017 were $262.4 million compared to $302.8 million reported in the year ago period. The reported GAAP net loss attributable to JAKKS Pacific for the third quarter was $17.6 million, or a loss of $0.77 per diluted share, which included pre-tax non-cash charges totaling $24.9 million relating to the impairment of goodwill and other intangible assets, inventory and a certain non-operating asset, and other significant and unusual pre-tax charges totaling $19.4 million relating to the bankruptcy filing of a major customer and minimum guarantee shortfalls resulting from lower sales. This compares to GAAP net income attributable to JAKKS Pacific of $30.6 million, or $0.82 per diluted share, reported in 2016. Excluding the non-cash and other charges described above, Adjusted Net Income attributable to JAKKS Pacific for the third quarter of 2017 was $19.6 million, or $0.53 per diluted share. Adjusted EBITDA for the third quarter of 2017 was $38.6 million, compared to Adjusted EBITDA of $42.8 million in 2016. See note below on “Use of Non-GAAP Financial Information.”

As reported GAAP gross margin in the third quarter 2017 was 23.5%, down from 31.4% last year as a result of the minimum guarantee shortfalls, inventory impairment and the impact of low margin sales recognized in the quarter. Excluding the aforementioned charges that impact gross margin, gross margin would have been 29.7%, which reduction is due to the impact of closeout and other low margin sales in the quarter.

Operating costs for the quarter are on track with the Company’s initial general outlook for 2017 with Selling, General and Administrative expenses (SG&A) excluding the aforementioned charges that impact SG&A declining 20.0% to $48.5 million, or 18.5% of net sales, from $60.5 million, or 20.0% of net sales.

Progress on Strategic Initiatives

JAKKS continues to make steady progress on long-term strategic initiatives, particularly in creating a strong portfolio of owned intellectual properties, entering new categories and broadening geographic reach. With production currently underway and initial distribution partners secured, early shipments of C’est Moi reformulated skincare and cosmetic products will begin in December, which the Company expects will have significantly higher margins than its toy business.

Studio JP is in development of a new franchise which will be comprised of original animated content created specifically for digital distribution, an app featuring augmented reality and a line of toys slated for a Fall 2018 launch.

The Company continues to execute on its geographic expansion strategy with newly established sales offices in France and Italy building momentum. JAKKS Mexico continues to grow, and the Company plans further investment in the market in 2018 to support local distribution.

Management Commentary

Stephen Berman, JAKKS Pacific Chairman and Chief Executive Officer, stated: “The third quarter came in below our expectations in large part due to the fact we paused shipments to Toys R Us in anticipation of and as a direct result of their bankruptcy filing. We are now working with them closely for the holiday selling season.

“We did, however, see a number of product lines with sales growth and improved performance in the quarter, and we launched several new products that have been earmarked as hot holiday items in the fourth quarter. We are encouraged by our overall strong third quarter retail takeaway across many of our major categories, and are excited about 2018 with the addition of new major licenses such as Incredibles 2 and several others to be announced soon.

“In 2018 we will continue to expand our retail private label programs and exclusive product initiatives. We have already had success with developing product specifically for the alternative channels. We just launched cestmoi.com, a consumer-facing website, and the direct-to-consumer e-commerce portion of the site is slated for the first half of 2018.

“We have positioned ourselves well for the future with our investments in skincare and cosmetics, as well as augmented reality and content to cater to the needs of the young, modern consumer.”

Working Capital and Cash Flow

As of September 30, 2017, the Company’s working capital was $160.6 million, including cash, cash equivalents and restricted cash of $48.8 million, compared to working capital of $247.6 million including cash, cash equivalents and restricted cash of $48.2 million as of September 30, 2016. Consistent with the seasonality of the business, net cash used in operating activities for the third quarter was $19.4 million, compared to net cash used in operating activities of $39.4 million in the year ago period.

2017 Outlook

For 2017, as announced on September 20, 2017, the Company expects a GAAP net loss and loss per share for the full year with positive Adjusted EBITDA on lower net sales compared to 2016. Future growth and profitability are expected through the Company’s continuing effort to enter new categories, create a strong portfolio of new and existing licenses and develop owned IP and content in addition to ongoing margin enhancement and operating cost containment initiatives.

Convertible Senior Note Retirement

The Company continues to make a high priority the retirement of the remaining $42.7 million of its convertible senior notes that mature on August 1, 2018 including the completion of the previously announced extension of $21.55 million of such notes to November 1, 2020.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted Net Income (Loss) attributable to JAKKS Pacific, Inc., which are non-GAAP metrics that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

Conference Call Live Webcast

JAKKS Pacific to webcast its third quarter earnings call at 9 a.m. Eastern Time/6 a.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under Presentations at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS Pacific’s website approximately one hour following completion of the call through November 8, 2017 ending at 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time. The playback can be accessed by calling (888) 843-7419 or (630) 652-3042 for international callers, passcode “4579 1193#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include BIG-FIGS™, XPV®, Max Tow™ and Friends, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a youth skincare and make-up brand (www.cestmoi.com). Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

© 2017 JAKKS Pacific, Inc. All rights reserved.

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2017	2016
	(In thousands)

ASSETS

Current assets:
Cash and cash equivalents	$45,411	$86,064
Restricted cash	3,400	-
Accounts receivable, net	224,103	173,599
Inventory, net	80,144	75,435
Income taxes receivable	1,770	1,204
Prepaid expenses and other	16,490	17,077
Total current assets	371,318	353,379

Property and equipment	137,613	128,400
Less accumulated depreciation and amortization	116,987	105,559
Property and equipment, net	20,626	22,841

Goodwill	35,344	43,208
Trademarks & other assets, net	25,974	37,875
Investment in DreamPlay, LLC	-	7,000
Total assets	$453,262	$464,303

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$153,316	$90,386
Reserve for sales returns and allowances	12,975	16,424
Short term debt	44,430	10,000
Total current liabilities	210,721	116,810

Long term debt, net	110,831	203,007
Other liabilities	4,620	5,004
Income taxes payable	1,195	2,248
Deferred tax liability, net	2,033	2,034
Total liabilities	329,400	329,103

Stockholders' equity:
Common stock, $.001 par value	27	19
Additional paid-in capital	214,691	177,624
Treasury stock	(24,000)	(24,000)
Accumulated deficit	(54,820)	(2,148)
Accumulated other comprehensive loss	(13,079)	(17,207)
Total JAKKS Pacific, Inc. stockholders' equity	122,819	134,288
Non-controlling interests	1,043	912
Total stockholders' equity	123,862	135,200
Total liabilities and stockholders' equity	$453,262	$464,303

Working Capital	$160,597	$236,569

JAKKS Pacific, Inc. and Subsidiaries
Third Quarter Earnings Announcement, 2017
Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$262,413	$302,791	$476,483	$539,577
Less cost of sales
Cost of goods	146,279	159,127	264,013	286,120
Royalty expense	48,857	43,296	76,480	73,829
Amortization of tools and molds	5,496	5,435	10,469	8,712
Cost of sales	200,632	207,858	350,962	368,661
Gross profit	61,781	94,933	125,521	170,916
Direct selling expenses	13,925	23,547	35,449	43,998
Selling, general and administrative expenses	39,260	34,203	106,168	99,236
Depreciation and amortization	2,806	2,770	7,946	8,185
Goodwill and other intangibles impairment	13,536	-	13,536	-
Income (loss) from operations	(7,746)	34,413	(37,578)	19,497
Other income (expense):
Income from joint ventures	-	-	105	861
Other income	110	207	292	282
Write-off of investment in DreamPlay LLC	(7,000)	-	(7,000)	-
Interest income	12	12	26	46
Interest expense	(2,027)	(3,020)	(7,496)	(9,466)
Income (loss) before provision for income taxes	(16,651)	31,612	(51,651)	11,220
Provision for income taxes	918	1,083	890	2,219
Net income (loss)	(17,569)	30,529	(52,541)	9,001
Net income (loss) attributable to non-controlling interests	45	(83)	131	173
Net income (loss) attributable to JAKKS Pacific, Inc.	$(17,614)	$30,612	$(52,672)	$8,828
Earnings (loss) per share - basic	$(0.77)	$1.91	$(2.53)	$0.53
Shares used in earnings (loss) per share	22,772	16,044	20,848	16,561
Earnings (loss) per share - diluted	$(0.77)	$0.82	$(2.53)	$0.36
Shares used in earnings (loss) per share - diluted	22,772	39,504	20,848	39,916

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Adjusted EBITDA (Unaudited)
For the Three and Nine Months Ended September 30, 2017 and 2016

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring charges incurred, primarily related to reorganization expenses and certain non-cash charges for restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measure Adjusted EBITDA enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis and the use of Adjusted EBITDA by other comparable companies as a measure of performance.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)

Net income (loss)	$(17,569)	$30,529	$(52,541)	$9,001
Income from joint ventures	-	-	(105)	(861)
Other income	(110)	(207)	(292)	(282)
Interest income	(12)	(12)	(26)	(46)
Interest expense	2,027	3,020	7,496	9,466
Provision for income taxes	918	1,083	890	2,219
Depreciation and amortization	8,302	8,205	18,415	16,897
Restricted stock compensation expense	793	170	2,253	1,254
Goodwill and other intangibles impairment	13,536	-	13,536	-
Write-off of investment in DreamPlay LLC	7,000	-	7,000	-
Bad debt write-offs	7,307	-	9,612	-
Inventory impairment	4,369	-	4,369	-
Minimum guarantee shortfalls	11,886	-	11,886	-
Restructuring charge	200	-	200	-

Adjusted EBITDA	$38,647	$42,788	$22,693	$37,648

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)

Net income (loss) attributable to JAKKS Pacific, Inc.	$(17,614)	$30,612	$(52,672)	$8,828
Goodwill and other intangibles impairment	13,536	-	13,536	-
Write-off of investment in DreamPlay LLC	7,000	-	7,000	-
Bad debt write-offs	7,307	-	9,612	-
Inventory impairment	4,369	-	4,369	-
Minimum guarantee shortfalls	11,886	-	11,886	-
Restructuring charge	200	-	200	-
Tax impact of additional charges	(7,036)	-	(7,487)	-

Adjusted Net Income (Loss) attributable to JAKKS Pacific, Inc.	$19,648	$30,612	$(13,556)	$8,828
Adjusted earnings (loss) per share - basic	$0.86	$1.91	$(0.65)	$0.53
Shares used in adjusted earnings (loss) per share	22,772	16,044	20,848	16,561
Adjusted earnings (loss) per share - diluted	$0.53	$0.82	$(0.65)	$0.36
Shares used in adjusted earnings (loss) per share - diluted	39,384	39,504	20,848	39,916

CONTACT:
JAKKS Pacific
Sara Rosales Montalvo, (424) 268-9363
Senior Vice President, Communications
or
Joel Bennett, (310) 455-6210
Executive Vice President & CFO
or
Liolios Investor Relations
Sean McGowan, (949) 574-3860
Managing Director
JAKK@liolios.com